EXHIBIT 99.1

Date August 6, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at Southern California Investment Association Conference

Company will provide an overview, recent milestones, and roadmap for TMOS Displays

The Woodlands, TX (August 6, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that the company’s chief financial officer, Mr. James Tassone, will present at the Southern California Investment Association’s (SCIA) National Small Cap Conference to be held on Saturday, August 9, 2008 in Irvine, Calif.

Specifically, Mr. Tassone will provide an overview of UniPixel’s TMOS technology, a next-generation display technology that provides current LCD panel manufacturers with a better way to build displays by reducing materials costs and delivering superior performance.  UniPixel recently made a number of announcements and demonstrations specific to its TMOS display technology and its Opcuity™ FPR film technology.  UniPixel’s presentation at the SCIA Conference will recap these announcements and TMOS advances, as well as highlight the prospects for UniPixel’s business going forward.  Furthermore, it will provide attendees with UniPixel’s view of the market for its technologies and, specifically, how the company plans to pursue the opportunities available to it.

Mr. Tassone has served as the Chief Financial Officer of UniPixel since August of 2003 and has successfully guided the Company through three rounds of financing and successful development of its unique technologies.

Mr. Tassone is scheduled to present during the morning conference which begins at 7:15 a.m. The SCIA National Small Cap Conference will be held at the Hilton Irvine, located at 18800 MacArthur Blvd. in Irvine, Calif.  Investors interested in learning more about Uni-Pixel’s TMOS display technology firsthand can attend the conference and meet Mr. Tassone during breaks and during the luncheon which concludes at 2:00 p.m.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.  The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

About Southern California Investment Association

Southern California Investment Association is a comprehensive national alliance of almost 200 member firms consisting of FINRA broker/dealers, institutional, investment and merchant bankers, investment advisors, analysts, market makers, financial service managers, fund managers, venture capitalists, media and accredited investors from all over the US. This is a specialized and seasoned group that buys and invests in smaller issues of companies with proven management. Since year 2000 the organization has funded more than $100 million per year and supported and assisted hundreds of public companies. www.sciaonline.org

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net